Filed Pursuant to Rule 424(b)(3)
Registration No. 333-122760

PROSPECTUS SUPPLEMENT NO. 1
DATED MAY 17, 2005
TO
PROSPECTUS DATED APRIL 1, 2005

PROTEIN DESIGN LABS, INC.

9,853,770 Shares of Common Stock

        This prospectus supplements the prospectus dated April 1, 2005 (the "Prospectus") of Protein Design Labs, Inc. (the "Company" or "PDL") relating to the public offering, which is not being underwritten, of shares of the common stock of PDL. This prospectus supplement (the "Supplement") should be read in conjunction with the Prospectus, and this Supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this Supplement supersedes the information contained in the Prospectus.

        SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF PDL.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Supplement. Any representation to this contrary is a criminal offense.

        The table on page 35 of the Prospectus setting forth information concerning the selling stockholders is updated by the addition of the following information as a result of distributions from NEA Ventures 2002, Limited Partnership; New Enterprise Associates 10, Limited Partnership; and NEA Partners 10, Limited Partnership (who received its shares from New Enterprise Associates 10, Limited Partnership):

Name of Selling Stockholder	Number of Shares Beneficially owned Prior to the Offering	Maximum Number of Shares That May be Sold	Shares Beneficially Owned After the Offering
Pamela J. Clark	0	259	0
NEA Development Corp.	0	139	0
Mary C. Ambrose	0	129	0
Dale R. Angle	0	222	0
M. Faisal Baig	0	205	0
A. Christine Bishop	0	93	0
Dawn E. Blume	0	93	0
Suzanne Bozievich	0	52	0
Roni A. Carlson	0	91	0
Louis S. Citron	0	222	0
Emily B. Crowder	0	91	0
Arlene M. DiPiazza	0	104	0
Katayoun Falakshahi	0	205	0
Vivien H. Faries	0	93	0
Erin Highlund	0	12	0
Tracy P. Howe	0	129	0
Elizabeth M. Koss	0	93	0
Janet H. Lannon	0	93	0

Arvind Malhan	0	220	0
Christine L. Miller	0	56	0
J. Daniel Moore	0	222	0
Jacqueline A. Myers	0	110	0
Elizabeth A. Nichols	0	111	0
Christopher T. Shen	0	222	0
Kimberly S. Shepherd	0	93	0
Linda R. Smith	0	93	0
John T. Somerville	0	222	0
Melissa Sox	0	56	0
Patricia D. Stanley	0	128	0
Patricia D. Taylor	0	93	0
Sharon C. Thompson	0	109	0
Aaron L. Vermut	0	205	0
Karen P. Welsh	0	259	0
Rebecca Peavler	0	48	0
Diane N. Williams	0	92	0
Trina E. Williams	0	93	0
Derick C. Wolf	0	93	0
44 Eastview Family LLC	0	182	0
522 Fifth Avenue Fund, L.P.	0	3,181	0
522 Fifth Avenue Fund, L.P.—2002 Program	0	48	0
1996 Stradford-Wunderlich Rev. Trust	0	364	0
2000 Champion Ventures, LP	0	1,166	0
2000 Champion Ventures (Q), LP	0	4,664	0
3Com Ventures, Inc.	0	3,644	0
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC, its Investment Manager	0	8,745	0
AC Private Equity Corp.	0	3,279	0
Adam Family Living Trust, dated March 6, 2003	0	73	0
Adams Street Partnership Fund—2002 U.S. Fund	0	4,115	0
Sanjiv Ahuja	0	182	0
AIG Private Equity Portfolio II, L.P.	0	3,322	0
Alaska State Pension Investment Board by Abbott Capital Management, LLC, its Investment Manager	0	7,287	0
Alcyon Ltd.	0	5,465	0
The Alexander Living Trust	0	364	0
Alps Investment LLC	0	2,186	0
Trustees of Amherst College	0	2,915	0
Robert K. Anderson	0	364	0
Tucker Anthony Private Equity Fund IV L.P.	0	7,287	0
Asset Management Private Equity, L.P.	0	14,574	0
Avadis Anlagestiftung—Private Equity World 1	0	729	0
Avondale International LLC	0	547	0
BancBoston Investments Inc.	0	6,413	0
Paul or Evelyn Baran, as trustee of the PAUL AND EVELYN BARAN AGRMT of 23 May 1984	0	2,186	0
Barr Foundation	0	14,574	0
Mellon Bank, N.A., solely in its capacity as Trustee for the Bayer Corporation Master Trust, (as directed by Bayer Corporation), and not in its individual capacity	0	14,574	0

Bayview 2000, L.P.	0	1,457	0
Bayview (NEA10), L.P.	0	1,603	0
BDB Family L.P.	0	729	0
Rod A. Beckstrom Trust U/D/T 11/21/95	0	364	0
Peter D. Behrendt	0	91	0
Mellon Bank, N.A., as Trustee for the Bell Atlantic Master Trust	0	14,574	0
Jennifer Bergantino	0	729	0
Richard M. Berkeley	0	255	0
Bernal Family Trust UDT dated November 3, 1995, Ronald Daniel Bernal & Pamela Mayer Bernal Trustees	0	182	0
BNA Associates, L.P.	0	729	0
Joshua S. Boger	0	1,457	0
Trustees of Boston University	0	2,915	0
Boutros Family Trust dated 5/23/2000, as amended	0	364	0
Gary Bowen	0	364	0
BPE Institutional Partners G.m.b.H.	0	1,093	0
William J.B. Brady III	0	364	0
The 2001 Primary Brinson Partnership Fund Offshore Series Company Ltd.	0	1,742	0
The 2002 Secondary Brinson Partnership Fund Offshore Series Company Ltd.	0	956	0
Brinson Partnership Fund Program Entity A	0	1,421	0
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust—2001 Primary Fund	0	5,486	0
Brinson Partnership Fund—2001 Primary Fund, L.P.	0	2,282	0
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust—2002 Secondary Fund	0	2,944	0
Brinson Partnership Fund—2002 Secondary Fund, L.P.	0	1,131	0
Northern Trust Company, Trustee Bristol-Myers Squibb Master Trust	0	3,644	0
Julian A. Brodsky	0	146	0
Brody Family Trust U/T/D 8/15/86	0	182	0
JP Morgan Bank as Trustee of The Reynolds American Defined Benefit Master Trust	0	1,457	0
BSC Venture Fund LLC	0	5,059	0
BSNEA I, L.L.C.	0	72,872	0
BSNEA II, L.L.C.	0	7,287	0
BSNEA III, L.L.C.	0	3,644	0
BSNEA IV, L.L.C.	0	7,287	0
B&S 2002-C GmbH	0	2,405	0
James W. Bullock	0	146	0
The Bunting Family II, LLC	0	3,644	0
Daniel Burstein	0	182	0
Buuck Family Foundation by Wells Fargo Bank MN N.A. as Agent for Robert E. Buuck, President	0	255	0

Buuck Family Limited Partnership by Wells Fargo Bank MN N.A. as custodian for Robert E Buuck, General Partner	0	474	0
Calconn Private Equities II, LLC	0	2,186	0
California Emerging Ventures II, LLC	0	54,654	0
California Institute of Technology	0	3,644	0
California State Teachers Retirement System	0	145,743	0
Camaco AG	0	3,644	0
Barbara A. Cannon	0	73	0
Caravan Trust	0	1,457	0
Mary Morse Cargill Revocable Trust	0	729	0
Carnegie Mellon University	0	3,644	0
Alma Lee Carpenter	0	91	0
Chadwick H. Carpenter, Jr.	0	182	0
Robert J. Carpenter	0	91	0
Castle Private Equity (International) plc	0	7,287	0
CDB Web Tech International LP	0	14,574	0
David Cheriton	0	146	0
Chestnut Investor, LLC	0	729	0
Trustees of the Cheyne Walk Trust	0	3,644	0
Citigroup Employee Fund of Funds I, L.P.	0	10,952	0
Citigroup Employee Fund of Funds (Master Fund) I, L.P.	0	3,622	0
Citigroup Pension Plan	0	3,644	0
Edward M. Cluss, Jr. and Patricia A. Cluss	0	1,457	0
Comerica Capital Advisors Incorporated	0	1,457	0
Commonfund Capital Venture Partners VI, L.P.	0	8,745	0
Community Foundation Silicon Valley	0	3,644	0
Catherine M. Conover Flite Trust #1 u/a/d June 11, 2004	0	7,287	0
Constitution Liquidating Fund, L.P.	0	25,250	0
Cornell University	0	7,287	0
Cornish & Carey Commercial Venture Fund, LLC	0	1,275	0
Crossroads Constitution Limited Partnership	0	255	0
Gayle Crowell Trust dated January 6, 2000	0	182	0
Crown Premium Private Equity Technology Ventures SICAV	0	3,644	0
Kirk A. Cruikshank & Bette Lee Cruikshank, Trustees, Cruikshank Family Trust 10/1/97	0	182	0
DAF Global, LLC	0	7,287	0
Dahl Family Trust dated 10/31/89 as amended 5/3/90, Robert K. Dahl, trustee	0	729	0
Danske Private Equity Partners K/S by Danske Private Equity A/S, its general partner	0	29,149	0
Deutsche Banc Alex Brown Venture Investors Portfolio, LLC	0	18,218	0
R. David Dicioccio, Jr.	0	255	0
State Street Bank and Trust Company as a Trustee for an Undisclosed Limited Partner	0	7,287	0
DLJ Multi-Manager Private Equity Fund, L.P.	0	904	0
DLJ PEP II Employee Fund, L.P.	0	499	0
DLJ Private Equity Partners Fund II, L.P.	0	13,172	0
Siguler Guff Advisors, L.L.C. on behalf of a client	0	1,457	0

Alfred I. DuPont Trust	0	7,287	0
EDS Retirement Plan Trust	0	1,093	0
Lehman Brothers Custodian, FBO Kim B. Edwards (IRA)	0	364	0
EFG Trust II, Edward M. Glassmeyer, Trustee	0	1,822	0
Morteza Ejabat Trust	0	729	0
Elbridge Stuart Foundation	0	2,186	0
Robert A. Ellis Revocable Trust	0	729	0
Emerson Street Ventures, a California Limited Partnership	0	547	0
Emont Ltd.	0	1,822	0
Erik T. Engelson, Trustee of the Erik T. Engelson Trust UDT, dated March 29, 2000	0	474	0
Entrepreneurs Endowment Fund LLC	0	729	0
William Michael Fagen	0	73	0
Fairview Ventures Fund I, L.P.	0	10,931	0
FEA II, L.P.	0	1,457	0
Peter D. Fenner & Nancy R. Fenner, as Trustees of the Peter D. Fenner & Nancy R. Fenner Living Trust dated 2/2/99	0	146	0
Daniel P. Finkelman	0	109	0
The Chase Manhattan Bank, as Trustee for First Plaza Group Trust	0	36,436	0
Frank M. Fischer	0	291	0
Fontaine Revocable Living Trust DTD 3/23/84	0	146	0
The Ford Foundation	0	7,287	0
Fort Washington Private Equity Investors III, L.P.	0	14,574	0
David F. Foster	0	73	0
Fox Family Portfolio Partnership	0	1,457	0
Robert W. Frick	0	219	0
Arthur & Barbara Friedman Revocable Trust	0	364	0
James Friedman	0	146	0
Francine Gani 2002 Living Trust	0	364	0
Marcel Gani 2002 Living Trust	0	364	0
George Trust dated 7/27/00	0	219	0
Georgia Tech Foundation, Inc.	0	3,644	0
GF 86 LLC	0	3,644	0
Giancarlo Family Trust U/D/T 11/2/98, Charles Giancarlo, Trustee	0	729	0
Glenmede Private Equity Fund II LLC	0	3,644	0
Glynn Investment Co. LLC	0	729	0
Paul L.Gomory, Jr. Trust	0	219	0
The Goodman Family Trust	0	73	0
Stuart M. Gordon	0	182	0
Gregory 1993 Investment Trust U/A DTD 7/21/93, David J. Gregory, Trustee	0	364	0
The Gregory C. Gretsch Trust, Gregory C. Gretsch, Trustee	0	182	0
Robert and Ruth Halperin Foundation	0	7,287	0
HarbourVest Partners VI-Parallel Partnership Fund L.P.	0	3,279	0
HarbourVest Partners VI-Partnership Fund L.P.	0	40,444	0

HarbourVest Partners VII-Venture Partnership Fund L.P.	0	3,644	0
Daniel L. Harple, Jr.	0	364	0
Employees' Retirement System of the State of Hawaii, by Abbott Capital Management, LLC, its Investment Manager	0	5,830	0
Malcolm Hecht, Jr. Revocable Trust A	0	219	0
Malcolm Hecht, Jr. Revocable Trust B	0	729	0
Michael E. Herman Revocable Trust	0	547	0
Hillcrest Capital Investors LLC	0	364	0
Hobart Family Limited #7	0	1,093	0
Michael J. Homer, Trust	0	729	0
Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC, its Investment Manager	0	3,644	0
International Capital Partners, Inc. Profit-Sharing Trust	0	182	0
Iowa Public Employees' Retirement System	0	7,287	0
The James Irvine Foundation	0	3,644	0
Mohammed N. Islam	0	109	0
The JGA Trust under agreement dtd 9/18/00, Joseph Ansanelli, Trustee	0	364	0
Johns Hopkins University	0	5,101	0
J.P. Morgan Pooled Venture Capital Institutional Investors II LLP	0	44,607	0
J.P. Morgan Pooled Venture Capital Private Investors II LLC	0	11,201	0
K&M Family Partners Ltd.	0	729	0
Hemant Kanakia	0	729	0
Kanakia Irrevocable Issue Trust A, dated 2/27/03	0	364	0
Kanakia Irrevocable Issue Trust B, dated 2/27/03	0	364	0
Ewing Marion Kauffman Foundation	0	5,830	0
Mahendra Kaul	0	364	0
W.K. Kellogg Foundation Trust	0	3,644	0
Key Capital Corporation	0	911	0
KFLP-II Limited Partnership	0	1,166	0
Joe E. Kiani	0	182	0
KKP Holdings LLC	0	729	0
Stanard T. Klinefelter	0	182	0
John S. and James L. Knight Foundation	0	3,644	0
Komisar/Dunn Family Trust	0	364	0
Bernard M. Kramer, M.D., Inc. Profit Sharing Plan	0	364	0
Sheila R. Kresch	0	182	0
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee of The Kroger Co. Master Retirement Trust, (as directed by The Kroger Co.), and not in its individual capacity	0	3,644	0
Lansforsakringar Liv Forsakringsaktiebolag (publ)	0	7,287	0
Jay T. Last	0	364	0
Thomas H. Layton or his sucessor under the Thomas H. Layton Separate Property Revocable Trust, November 29, 1999, as amended	0	182	0
Hsing-Chung Lee	0	73	0

Legacy I, LLC	0	1,457	0
Michael D. Lesh	0	146	0
Leslie Investments, LLC	0	729	0
LGT Capital Invest Limited	0	7,287	0
Seth Lieber	0	146	0
Joseph A. Liemandt	0	182	0
Board of Fire & Police Pensions Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC, as Investment Manager	0	3,644	0
Boston Safe Deposit and Trust, not individually but solely in its capacity as trustee of the Lucent Technologies Inc. Master Pension Trust	0	43,723	0
Audrey MacLean and Michael Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90	0	182	0
Marion H. MacMillan Family Trust	0	364	0
Jonathan MacQuitty	0	729	0
Makower Family Trust U/D/T dated 5/6/97	0	182	0
John R. Mashey	0	182	0
James A. McDonald	0	182	0
Robert J. McGovern	0	109	0
James T. McManus	0	1,457	0
Lauer & Co. Agent for: The Medical Trust	0	146	0
Meng Partners	0	109	0
Menlo School	0	364	0
Merban Equity Guernsey Branch	0	7,287	0
Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T dated September 13, 1989, as amended	0	729	0
Metcalfe Family Trust, John Metcalfe and Valerie Metcalfe, Trustees	0	364	0
Meyer Memorial Trust	0	5,830	0
Milagro de Ladera, L.P.	0	364	0
Living Trust of Stephens F. Millard 9/16/91	0	729	0
The Mohawk River Fund II L.P.	0	7,287	0
Montagu Newhall Global Equity Partners LP	0	7,287	0
Francis A. Moody	0	146	0
Morgan Venture Fund LLC	0	729	0
Mario M. Morino Trust	0	729	0
Morris Ventures	0	1,385	0
Munder @ Vantage Fund	0	1,457	0
Munder Future Technology Fund, a series of The Munder Funds, Inc.	0	2,186	0
Munder NetNet Fund, a series of The Munder Funds, Inc.	0	3,644	0
myCFO Investment Partners I, L.P.	0	3,644	0
William G. Myers Roth IRA	0	364	0
Paul C. Nehra, MD	0	291	0
Family Neukermans Trust U/A DTD 01/21/93 Armand Neukermans & Eliane Neukermans, Trustees	0	729	0

The New Mexico State Investment Council Land Grant Permanent Fund	0	7,324	0
The New Mexico State Investment Council Severance Tax Permanent Fund	0	3,607	0
Nider Investments, LLC	0	3,644	0
Pavan Nigam and Ruma Nigam, Co-Trustees of the Nigam Living Trust u/t/a dated September 16, 1999	0	219	0
The Norinchukin Bank	0	14,574	0
James D. Norrod	0	729	0
Nortel Networks, Inc.	0	5,830	0
Northwestern University	0	14,574	0
Novell, Inc.	0	3,644	0
Oberlin College	0	3,644	0
State Teachers Retirement System of Ohio	0	14,574	0
The Edward C. Oldfield, Jr. RLT dtd 11-18-96 Edward C. Oldfield, Jr. Trustee	0	146	0
Old Westbury Venture Capital Fund II, LLC	0	9,516	0
Orange County Employees Retirement System	0	1,093	0
Orion QP Ventures III L.P.	0	364	0
O-S Ventures	0	1,457	0
Marc Ostrofsky	0	364	0
Sara Ostrofsky	0	364	0
Partners Group Private Equity Performance Holding Limited	0	10,931	0
The Parulkar Family Revocable Trust of 12/29/99, Guru Parulkar, Trustee	0	182	0
Pearl Holding Limited	0	7,287	0
PEI Capital Partners, L.P.	0	1,822	0
PEI Capital Partners, L.P. II	0	2,186	0
Commonwealth of Pennsylvania State Employees' Retirement System	0	25,505	0
Pensioenfonds Metaal en Techniek	0	7,287	0
Pension Private Equity K/S II	0	3,644	0
Pension Reserves Investment Trust Fund	0	21,861	0
Lauer & Co. Agent for: J.H. Pew Freedom Trust	0	510	0
Lauer & Co. Agent for: J.N. Pew Trust	0	255	0
Lauer & Co. Agent for: Mabel Pew Myrin Trust	0	328	0
Lauer & Co. Agent for: Pew Memorial Trust	0	2,405	0
Picotte Venture Capital Fund I, LLC	0	1,530	0
Pine Street I Holdings LLC	0	13,256	0
Piper Jaffray Private Equity Partners I, L.P.	0	7,287	0
Bank of Oklamoma, N.A., Trustee of the Piper Rudnick LLP Profit Sharing and 401 K Plan	0	2,186	0
University of Pittsburgh—of the Commonwealth System of Higher Education	0	3,644	0
The Pivotal Trust dated 7/20/2000	0	729	0
Henry A. Plain, Jr. and Lisa M. Plain, Trustees The Plain Family Trust, U/D/T dated September 7, 1994	0	364	0
The Poizner Family Trust dated 3/3/98, Stephen L. Poizner, Trustee	0	729	0
Pomona Partnership Holdings III, LP	0	1,428	0

Pomona Partnership Holdings III Portfolio, LP	0	7,483	0
ING Pomona Private Equity Fund	0	2,020	0
Ronald S. Posner	0	364	0
Pratt Street Ventures XIII, LLC	0	2,186	0
Private Equity Access Fund II, LLC	0	1,640	0
Private Equity Investor PLC	0	7,287	0
Private Equity Portfolio Fund III, LLC	0	7,287	0
Private Equity Portfolio Technology Fund, LLC	0	874	0
Private Equity Technology Partners III, C.V.	0	10,931	0
Procific	0	36,436	0
QP Investments LLC	0	3,644	0
Quattrone Family Trust UTA DTD 9/4/91	0	729	0
The Queen's Health Systems	0	1,457	0
G. Kirk Raab	0	219	0
Ramaswami Family Revocable Trust	0	146	0
The Ramsay Family Trust DTD 10/17/94	0	364	0
Neil J. Rappaport and Susan J. Rappaport, Trustee of the Rappaport Family Trust, dated March 31, 1997	0	364	0
N & A Raza Revocable Trust UAD 03-22-97	0	364	0
Richard A. Redelfs	0	109	0
Rensselaer Polytechnic Institute	0	2,186	0
Timothy J. Rink	0	1,457	0
RMF Private Equity Fund 2001, L.P.	0	3,644	0
Rockefeller Brothers Fund, Inc.	0	3,644	0
Rockefeller Foundation	0	3,644	0
Trustees of the Ronald Family Trust B	0	729	0
The Rose Hills Foundation	0	2,186	0
Frank Russell Capital/OMERS, L.P.	0	2,915	0
Frank Russell Global Private Equity Fund of Funds, L.P.	0	3,644	0
Theresa W. and Robert J. Ryan, Joint Tenants	0	1,457	0
Saal Family Foundation	0	729	0
Saal Family Partners, L.P.	0	1,457	0
John T. Sakai	0	364	0
Salomon Smith Barney Venture Opportunities Fund III, L.P.	0	14,574	0
Saratoga Investments, LP	0	10,931	0
Thomas H. Scholl	0	729	0
Marc Scholvinck	0	73	0
Barings (Ireland) Limited as Custodian for Schroder Private Equity Funds plc	0	7,287	0
A. Brooke Seawell	0	729	0
S-I Investments V, LLC	0	2,551	0
Silverleaf Partners LLC	0	73	0
Daniel S. Simpkins	0	364	0
Pradeep Sindhu & Marie Franciose Bertrand, Trustees of Sindhu Family Trust—2000 dated Oct. 31, 2000	0	1,457	0
Kamran Sistanizadeh	0	73	0
Southwestern Medical Foundation	0	3,644	0
Orlando W. Springs	0	73	0
David A. Stamm	0	1,640	0
Standish Ventures V LLC	0	1,392	0

Board of Trustees of the Leland Stanford Junior University	0	1,457	0
State Universities Retirement System	0	1,457	0
D.R. Stephens Industrial Partners, LLC	0	364	0
D.R. Stephens Separate Property Trust UAD May 1, 1983 D.R. Stephens, Trustee	0	729	0
Stewardship Foundation	0	1,457	0
Northern Trust Bank as Trustee for W. Clement Stone Children's Trust Norman C. Stone Trust Share	0	547	0
Stone Family Trust—Share B	0	364	0
The Per A. Suneby Revocable Trust	0	73	0
SVB Strategic Investors Fund, L.P.	0	7,287	0
Swingyer Partners	0	364	0
Jeannette Symons Living Trust	0	729	0
Robert P. Taylor and Anne D. Kaiser	0	364	0
Donald L. Thiry Trust dated 4/7/82	0	291	0
Thiry-O'Leary Living Trust Dated March 8, 1990	0	583	0
Richard L. Thompson	0	729	0
Tomasetta Family Partnership, L.P.	0	729	0
Top Tier Investments, LLC	0	36,436	0
The Travelers Indemnity Company	0	2,429	0
The Travelers Insurance Company	0	1,215	0
U.A. Local 467 Pension Trust Fund	0	7,287	0
University Technology Ventures, L.P.	0	10,931	0
Utah Retirement Systems, by Abbott Capital Management, LLC, its Investment Manager	0	7,287	0
Vega Invest (Guernsey), Limited	0	3,644	0
Kleinwort Benson (Channel Islands) Limited as Custodian for VenCap 6 Limited	0	2,915	0
Kleinwort Benson (Channel Islands) Limited as Custodian for Ven Cap 9 Limited	0	7,287	0
Venture Capital Private Equity Fund	0	1,457	0
Virginia Retirement System	0	21,861	0
The Rector & Visitors of the University of Virginia (A)	0	7,287	0
The Rector & Visitors of the University of Virginia (B)	0	1,239	0
Vrolyk Family Trust U/A DTD 11/20/84, as amended John R. and Tamisie Honey Vrolyk, Trustees	0	146	0
The Northern Trust Company as Trustee of the Vulcan Materials Company Master Pension Trust	0	3,644	0
Walton Investment IV, LLC	0	2,186	0
University of Washington	0	3,644	0
Washington State Investment Board	0	80,159	0
Ann L. Weir	0	729	0
Thomas Weisel Global Growth Partners (A), L.P.	0	2,658	0
Thomas Weisel Global Growth Partners (B), L.P.	0	8,273	0
Thomas Weisel Strategic Opportunities Partners, L.P.	0	1,457	0
Maurice Werdegar	0	182	0
Capita Trust Company Limited as Trustee of Westport US Private Equity Fund II	0	3,644	0
Phil White	0	729	0
Whitemarsh Associates	0	547	0

Trust u/w William C. Whitridge	0	182	0
The President and Trustees of Williams College	0	3,644	0
Wilshire Australia Private Markets Fund	0	3,644	0
Wilshire IAM Fund, L.P.	0	3,644	0
Wilshire U.S. Private Markets Fund IV, L.P. (A)	0	14,574	0
Wilshire U.S. Private Markets Fund IV, L.P. (B)	0	73	0
Woodbrook MB LP	0	2,004	0
Woodford Farm Trust	0	729	0
WUCO Capital LLC	0	182	0
The Babak & Lisa Marie Yazdani Trust UTA dtd 4/27/00	0	146	0
Yock Family Revocable Trust dated 7/21/93, Paul G. Yock, Trustee	0	364	0
Stanford T. Young and Donna M. Young, Trustees Young Family Trust Dated 4/18/03	0	73	0
Francis H. Zenie	0	729	0
Zisman Equities Group, L.P.	0	1,457	0
The Stewart Alsop II Revocable Trust dated 10/8/93, Stewart Alsop II, Trustee	0	488	0
M. James Barrett and April Barrett	0	766	0
P J Barris LLC	0	1,075	0
Baskett Bell Family Trust u/a dtd 5/31/96	0	421	0
Irrevocable Trust u/a Frank A. Bonsal, Jr., dated 2/23/93	0	31	0
Curran H. Brooks	0	24	0
Robert T. Coneybeer	0	258	0
Nancy L. Dorman Revocable Trust u/a/d 7/15/01	0	151	0
Ryan D. Drant	0	401	0
Virginia Lauren Kase Trust	0	51	0
Ryan Harrison Kase Trust	0	51	0
Figure Eight LLC	0	396	0
Joyce Iervolino	0	10	0
Nancy Shamburger	0	25	0
The Richard Squire Kramlich 1998 Irrevocable Trust u/a/d 10/16/98 Richard Squire Kramlich, Trustee	0	86	0
The Mary Donna Meredith 1998 Irrevocable Trust u/a/d Mary Donna Meredith, Trustee	0	86	0
The Peter Ward Kramlich 1998 Irrevocable Trust u/a/d Peter Ward Kramlich, Trustee	0	86	0
The Christina Noelle Kramlich 1998 Irrevocable Trust u/a/d Christina Noelle Kramlich, Trustee	0	86	0
Wallace C. Palmer IV	0	98	0
Cynthia P. Rountree	0	98	0
Charles M. Linehan	0	371	0
JMSS Investment LLC	0	172	0
Turner-McConnell Family Trust, Thomas C. McConnell and Latricia Ann Turner, Trustees uta 8/29/96	0	510	0
McConnell Twins Trust, Ronald H. Kase, Trustee, uta dated 11/11/93	0	85	0
Cole Whieldon McConnell Trust, Ronald H. Kase, Trustee, uta dated 3/23/95	0	43	0
Peter T. Morris and Linda Gates Morris, Trustees of The Morris 2000 Children's Trust	0	319	0

Peter T. Morris and Linda Gates Morris, Trustees of The Morris Revocable Trust u/a/d 8/3/98	0	756	0
John M. Nehra	0	91	0
Susan L. Nehra	0	91	0
New Enterprise Associates, LLC	0	2,206	0
New Enterprise Associates VIII, Limited Partnership	0	2,418	0
Adair Newhall	0	111	0
Adair's Trust u/a/11/15/96, Amy Liebno Newhall, C. Carey Deeley, Jr. and Stiles T. Colwill, Trustees	0	106	0
Charles Ashton Newhall	0	111	0
Ashton's Trust u/a/11/15/96, Amy Liebno Newhall, C. Carey Deeley, Jr. and Stiles T. Colwill, Trustees	0	106	0
Mark W. & Mauree Jane Perry, trustees of the Perry Residential Trust u/a 3/27/99 as amended	0	1,075	0
Michael G. Raab and Elizabeth L. Raab, as Trustees of the Raab Family Revocable Trust, dated July 18, 2000 (community property)	0	319	0
The Sandell Family Trust, u/d/t 3/30/01, Scott David Sandell and Jennifer Ayer Sandell, Trustees	0	716	0
Christopher Shen	0	118	0
Barbara R. Trainor	0	48	0
Caitlin R. Trainor 1997 Children's Trust, Lawrence A. Trainor, Trustee	0	24	0
Grace M. Trainor 1997 Children's Trust, Lawrence A. Trainor, Trustee	0	24	0
Sigrid J. Van Bladel	0	307	0
Louis B. Van Dyck IV	0	151	0
Harry R. Weller	0	189	0
Ronald H. Kase	0	317	0
C. Richard Kramlich	0	502	0
Arthur J. Marks	0	209	0
Charles W. Newhall III	0	643	0
Eugene A. Trainor III	0	96	0

        Information concerning the selling stockholders may change from time to time. Any such changed information will be set forth in additional supplements to the Prospectus if and when necessary.

The date of this Supplement is May 17, 2005.